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                                                                    Exhibit 24.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 of our report dated November 16, 1993, included or incorporated by reference in Helmerich & Payne, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1993, and to all references to our firm included in this Registration Statement.

                                        /s/ Arthur Andersen & Co.
                                        ARTHUR ANDERSEN & CO.



Tulsa, Oklahoma
August 23, 1994